                                                                      EXHIBIT 11

                      COMPUTATION OF NET INCOME PER SHARE
                   (In thousands, except per share amounts)


                                                                    Three Months  Ended May 31,
                                                                    ---------------------------
                                                                      1996                1995
                                                                    --------            --------
Primary
- -------

Average shares outstanding                                            10,323               10,315
Net effect of dilutive stock options - based on the treasury stock
 method using average market price                                       280                    9
                                                                     =======              =======
Total                                                                 10,603               10,324
                                                                     =======              =======
Net income                                                           $ 3,177              $ 2,034
                                                                     =======              =======
Per share amount                                                     $   .30              $   .20
                                                                     =======              =======

Fully Diluted
- -------------

Average shares outstanding                                            10,323               10,315
Net effect of dilutive stock options - based  on the treasury stock method using the higher  of the average market price
 for the period or the market price at the end of the period             345                   40
                                                                     =======              =======

Total                                                                 10,668               10,355
                                                                     =======              =======
Net income                                                           $ 3,177              $ 2,034
                                                                     =======              =======
Per share amount                                                     $   .30              $   .20
                                                                     =======              =======


NOTE: Average shares outstanding used for net income per share included in the Company's financial statements reflect the effect of the stock options granted since their effect is more than 3% dilutive. Only fully diluted earnings per share have been disclosed in the Company's financial statements as primary earnings per share is substantially the same.